United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

RCI HOSPITALITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13992	76-0458229
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of principal executive offices, including zip code)

(281) 397-6730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on January 2, 2018 the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notified us that we no longer met the periodic filing requirement for Nasdaq under Listing Rule 5250(c)(1) (the “Rule”). Nasdaq requested that we submit a plan to regain compliance by March 5, 2018 with respect to our delinquent Form 10-K for the fiscal year ended September 30, 2017 (the “Form 10-K”). On February 16, 2018, we received a new written notice (the “New Notice”) from Nasdaq acknowledging that we are no longer non-compliant with respect to the Form 10-K because we filed it on February 14, 2018. The New Notice, however, indicates that since we have not yet filed our Form 10-Q for the quarter ended December 31, 2017 (“Form 10-Q”), we remain non-compliant with the Rule.

Accordingly, under the Nasdaq Listing Rules, we still must submit a plan to Nasdaq as to how we plan to regain compliance with Nasdaq’s continued listing requirements no later than March 5, 2018. Although we intend to regain compliance by filing our Form 10-Q as soon as practicable, if we are unable to file our Form 10-Q by March 5, 2018, we will submit a compliance plan on or prior to that date. If Nasdaq accepts our plan, Nasdaq can grant an exception of up to 180 calendar days from the due date of the original filing (the Form 10-K), or until June 27, 2018, to regain compliance. We may regain compliance at any time during this 180-day period upon filing with the SEC our Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If Nasdaq does not accept our plan, we will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The New Notice from Nasdaq has no immediate effect on the listing of our common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: February 20, 2018	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer